PROSPECT MEDICAL HOLDINGS, INC.
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made by and among PROSPECT MEDICAL HOLDINGS, INC., a Delaware corporation (“Holdings”) and each SHAREHOLDER (collectively, the “Shareholders” and each individually, an “Shareholder”) executing a copy hereof.
     WHEREAS, Holdings, Prospect Hospitals System, LLC, a wholly owned subsidiary of Holdings, Alta Healthcare System, Inc. (“Alta”) and the Shareholders, as the shareholders of Alta, have entered into an Agreement and Plan of Reorganization dated July 25, 2007 (the “Agreement of Reorganization”) whereby concurrently herewith Holdings shall issue to the Shareholders an aggregate of 1,887,136 shares of Holdings’ Common Stock (the “Closing Common Shares”) and an aggregate of 1,672,880 shares of Holdings’ Preferred Stock, all upon the terms set forth in the Agreement of Reorganization;
     WHEREAS, pursuant to that certain Certificate of Designation of Series B Preferred Stock filed by Holdings with the Secretary of State of the State of Delaware (the “Certificate of Designation”), the Preferred Stock is convertible into shares of Holdings’ Common Stock (the “Conversion Common Shares”) following the Stockholder Approval Date (as defined herein); and
     WHEREAS, Holdings has agreed to grant to the Shareholders the registration rights described in this Agreement with respect to the Registrable Securities (as defined herein);
     NOW, THEREFORE, Holdings and the Shareholders hereby covenant and agree as follows:
1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:
     “Closing Date” shall mean the closing date of the issuance of the Closing Common Shares the Preferred Stock to Shareholders pursuant to the Agreement of Reorganization.
     “Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.
     “Common Stock” shall mean the Common Stock, par value $0.01 per share, of Holdings, as constituted as of the date of this Agreement.
     “Eligible Securities” shall mean all Registrable Securities other than Excluded Securities.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
     “Excluded Securities” shall mean (i) Registrable Securities that are free of restriction on resale under the Securities Act (by removal of all restrictive legends, instructions to transfer agent or otherwise) pursuant to Rule 144(k); (ii) Registrable Securities that have been transferred by the holders thereof pursuant to an effective registration statement, or which cease to be outstanding; or

(iii) all of the Registrable Securities, if all such Registrable Securities may otherwise be sold pursuant to Rule 144 under the Securities Act during any ninety (90) day period.
     “Preferred Stock” shall mean the Series B Preferred Stock, par value $0.01 per share, of Holdings.
     “Register,” “registered” and “registration” each shall refer to a registration effected by preparing and filing a registration statement or statements or similar documents in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document by the Commission.
     “Registrable Securities” shall mean (i) the Closing Common Shares, (ii) following the Stockholder Approval Date, the Conversion Common Shares, and (iii) any Common Stock (or any security of Holdings exchangeable, convertible or exercisable into Common Stock) issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Closing Common Shares or Conversion Common Shares, including upon any stock split, merger or similar transaction.
     “Requisite Period” shall mean the period commencing on the effective date of the registration statement and ending on the earlier of (i) the date on which the sale of all Registrable Securities covered thereby is completed and (ii) 180 days after such effective date.
     “Rule 144” shall mean Rule 144 under the Securities Act, or any similar or successor rules or regulations hereafter adopted by the Commission.
     “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the applicable time.
     “Shelf Registration” shall mean a “shelf” registration statement on an appropriate form pursuant to Rule 415 under the Securities Act (or any successor rule that may be adopted by the SEC).
     “Stockholder Approval Date” shall mean the date of approval of the conversion rights for the Preferred Stock as set forth in the Certificate of Designation by the holders of the Common Stock of Holdings in accordance with applicable law and the rules and regulations of any securities exchange on which the Common Stock of Holdings is then listed.
2. Demand Registration.
     (a) If Holdings shall receive at any time after the earlier of (i) the Stockholder Approval Date or (ii) the six-month anniversary of the Closing Date (such date, the “Registration Date”), a written request from any holder of outstanding Registrable Securities requesting that Holdings file a registration statement under the Securities Act covering the registration of Registrable Securities (a “Demand”), then Holdings shall, within 10 days of receiving such request, give written notice of such request to all other holders of outstanding Registrable Securities Holders and shall, as soon as reasonably practicable (but in any event within 60 days of the date of such holder’s request) file a registration statement under the Securities Act covering all Registrable Securities which such holder requests to be registered, together with all or such portion of the Registrable Securities of any other holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from Holdings; provided, however, that, subject to Section 2(b), the holders of outstanding Registrable Securities may only request one registration pursuant to this Section 2(a) during each one-year period subsequent to the Registration Date.
     (b) A registration statement shall not be counted as a registration under this Section 2 (i) if Holdings includes any shares in such registration (in which case it shall be treated as a registration pursuant to Section 3 hereof), unless such registration includes all of the Registrable Securities that the holders of outstanding Registrable Securities requested to be included in such registration; and (ii) until such time as the registration statement has been declared effective by the SEC and the holders requesting to be included in such registration statement are able to sell at least 50% of the total number of Registered Securities requested to be included in such registration statement.
     (c) If the holders of outstanding Registrable Securities intend to distribute the Registrable Securities covered by their request under this Section 2 by means of an underwriting, they shall so advise Holdings as a part of their request and Holdings shall include such information in the written notice referred to in subsection 2(a). The underwriter will be selected by the holder who initiated such request, which underwriter shall be reasonably acceptable to Holdings. In such event, the right of any holder to include his Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. Holdings and all holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.
     (d) Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to file a Registration Statement for Registrable Securities pursuant to this Section 2 during the pendency of any Blackout Period or if the Registrable Securities are the subject of an effective Shelf Registration.
     (e) The Company shall be permitted to satisfy its obligations under this Section 2 by amending (to the extent permitted by applicable law) any Shelf Registration previously filed by the Company under the Securities Act so that such Shelf Registration (as amended) shall permit the disposition (in accordance with the intended methods of disposition specified as aforesaid) of all of the Registrable Securities for which a demand shall have been made under this Section 2. Notwithstanding the foregoing, the Company shall have no obligation under this Agreement to file any Shelf Registration.
3. Piggyback Registration.
     (a) If Holdings at any time from the date of this Agreement through the fifth anniversary of the Closing Date, proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 and any successor forms thereto as well as registrations that do not permit resales), each such time it will give written notice to such effect to all holders of outstanding Registrable Securities at least thirty (30) days prior to such filing. Upon the written request of any such holder received by Holdings within twenty (20) days after the provision of any such notice by Holdings to register any of its Eligible Securities, Holdings will cause the Eligible Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by Holdings, or to the extent required to permit the sale or other disposition by the holder of such Eligible Securities so registered (a “Piggyback Registration”).
     (b) If the registration of which Holdings gives notice is for a registered public offering involving an underwriting, Holdings shall so advise the holders of Registrable Securities as a part of the written notice given pursuant to Section 3(a). In such event, the right of any such holder to registration pursuant to this Section 3 shall be conditioned upon such holder’s participation in such underwriting and the inclusion of Eligible Securities in the underwriting shall be limited to the extent provided herein. All holders proposing to distribute their securities through such underwriting shall (together with Holdings and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by Holdings.
     (c) If, in spite of the reasonable best efforts of Holdings, the inclusion of all of the Registrable Securities which such holder and all other Shareholders may desire to include in any such registration statement shall not be acceptable to the managing underwriter or underwriters of the offering (acting reasonably and in good faith), some or all of the Registrable Securities may be excluded or withdrawn from such registration statement in accordance with the following provision: Each of the Shareholders shall have the right to include in such registration statement such number (but only such number) of shares as shall bear the same relationship to the total number of shares which the managing underwriter or underwriters will permit to be included in such registration statement by all Shareholders as the number of shares owned by such person bears to the total number of shares owned by all Shareholders.
4. Holdback Provisions. In connection with any registration of Registrable Securities, each holder of Registrable Securities agrees, if so requested by the underwriter or underwriters, not to effect any public sale or distribution (including any sale pursuant to Rule 144 under the Securities Act) of any Registrable Securities, and not to effect any such public sale or distribution of any other equity security of Holdings or of any security convertible into or exchangeable or exercisable for any equity security of Holdings (in each case other than as part of such underwritten public offering), for such period of time (not to exceed 90 days) as the managing underwriter of such offering shall reasonably require following the effective date of such registration statement, provided that (i) such holder has received written notice of such registration at least fifteen (15) days prior to such effective date and (ii) with respect to any offering other than pursuant to a firm commitment underwriting, the underwriters continue to actively market the Registrable Securities until the earlier of the end of such lock-up period and the closing with respect to the sale of all, or the final portion of, the Registrable Securities offered by such holders; provided, however, that the immediately foregoing restrictions imposed on such holder or holders by this Section 4 shall (A) terminate on the earlier of the end of such lock-up period and thirty (30) days after such closing and (B) only be applicable to such holders if all of the officers, directors and greater than 1% stockholders of Holdings enter into similar agreements, and in the event any such person (or any such holder) is released from such obligations, all such holders shall be released from their respective obligations on a pro rata basis (and any underwriting agreement that Holdings executes shall provide for such release).
5. Blackout Periods. If (i) within five (5) Business Days following the exercise by a holder of a Demand, Holdings determines in good faith and notifies such holder in writing that the registration and distribution of Registrable Securities (or the use of the Registration Statement or related Prospectus) resulting from a Demand received from such holder would materially and adversely interfere with any planned or proposed business combination transaction involving Holdings, or any pending financing, acquisition, corporate reorganization or any other corporate development involving Holdings or any of its subsidiaries or (ii) following the exercise by such holder of a Demand but before the effectiveness of the Registration Statement, (A) a business combination, tender offer, acquisition or other corporate event involving Holdings is proposed, initiated or announced by another person beyond the control of Holdings (an “Uncontrolled Event”), (B) in the reasonable judgment of at least a majority of the members of the Board of Directors of Holdings (the “Board”), the filing or seeking the effectiveness of the Registration Statement would materially and adversely interfere with such Uncontrolled Event or would otherwise materially and adversely affect Holdings and (C) Holdings promptly so notifies such holder, then Holdings shall be entitled to (x) postpone the filing of the Registration Statement otherwise required to be filed by Holdings pursuant to Section 2 hereof, or (y) elect that the effective Registration Statement not be used, in either case for a reasonable period of time, but not to exceed ninety (90) days after the date that (1) the Demand was made (in the case of an clause (i) above) or (2) Holdings so notifies such holder of such determination (in the case of clause (ii) above) (each, a “Blackout Period”). Any such written notice shall contain a general statement of the reasons for such postponement or restriction on use and an estimate of the anticipated delay. Holdings shall (a) promptly notify the holder making a Demand of the expiration or earlier termination of such Blackout Period and (b) use its reasonable best efforts to effect the Demand Registration as promptly as practicable after the end of the Blackout Period.
6. Limitations on Registrations. Notwithstanding anything herein to the contrary, each Shareholder may not request the registration hereunder of an aggregate amount of outstanding Registrable Securities which would allow such Shareholder to sell shares of Common Stock:
     (a) in excess of 2% of the number of shares of Common Stock then outstanding (the “Outstanding Shares”) during any three-month period which falls within the one-year period subsequent to the Registration Date (the “First Year”), but subject to a maximum of 6% of the Outstanding Shares during the First Year;
     (b) in excess of 3% of the Outstanding Shares during any three-month period which falls within the one-year period subsequent to the First Year (the “Second Year”), but subject to a maximum of 8% of the Outstanding Shares during the Second Year; or
     (c) in excess of 4% of the Outstanding Shares during any three-month period which falls within the one-year period subsequent to the Second Year (the “Third Year”), but subject to a maximum of 10% of the Outstanding Shares during the Third Year;
Provided, however, that Holdings may, at its option, include in any registration statement filed pursuant to Section 2 hereof Registrable Securities in an aggregate amount exceeding that set forth in this Section 6 if, prior to the filing of such registration statement, each holder of Registrable Securities whose shares are included in such registration statement pursuant to Section 2 hereof agrees, in writing, that such holder shall not sell shares of Common Stock during the periods described in this Section 6 in an amount exceeding the maximum amounts described in this Section 6.
7. Registration Procedures. If and whenever Holdings is required by the provisions hereof to effect the registration of any Registrable Securities under the Securities Act, Holdings will, as expeditiously as possible:
     (a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become effective not later than ninety (90) days from the date of its filing and to remain effective for the Requisite Period;
     (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the Requisite Period and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for such period;
     (c) furnish to each seller of Registrable Securities and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the intended disposition of the Registrable Securities covered by such registration statement;
     (d) use its best efforts (i) to register or qualify the Registrable Securities covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the sellers of Registrable Securities or, in the case of an underwritten public offering, the managing underwriter, reasonably shall request, (ii) to prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements, and take such other actions, as may be necessary to maintain such registration and qualification in effect at all times for the period of distribution contemplated thereby and (iii) to take such further action as may be necessary or advisable to enable the disposition of the Registrable Securities in such jurisdictions, provided, that Holdings shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;
     (e) use its best efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of Holdings is then listed;
     (f) immediately notify each seller of Registrable Securities and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which Holdings has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and promptly amend or supplement such registration statement to correct any such untrue statement or omission;
     (g) notify each seller of Registrable Securities of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time;
     (h) if the offering is an underwritten offering, enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are usual and customary in the securities business for such an arrangement between such underwriter and companies of Holdings’ size and investment stature, including, without limitation, customary indemnification and contribution provisions;
     (i) if the offering is an underwritten offering, at the request of any seller of Registrable Securities, use its best efforts to furnish to such seller on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) a copy of an opinion dated such date of counsel representing Holdings for the purposes of such registration, addressed to the underwriters, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or other financial or statistical information contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters; and (ii) a copy of a letter dated such date from the independent public accountants retained by Holdings, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of Holdings included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;
     (j) take all actions reasonably necessary to facilitate the timely preparation and delivery of certificates (not bearing any legend restricting the sale or transfer of such securities) representing the Registrable Securities to be sold pursuant to the registration statement and to enable such certificates to be in such denominations and registered in such names as the Shareholders or any underwriters may reasonably request; and
     (k) take all other reasonable actions necessary to expedite and facilitate the registration of the Registrable Securities pursuant to the registration statement.

In connection with each registration hereunder, the sellers of Registrable Securities will furnish to Holdings in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.
8. Expenses.
     All expenses incurred by Holdings in connection with the registration of Registrable Securities pursuant to this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for Holdings, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc. (the “NASD”), and fees of transfer agents and registrars and, in the event of a Piggyback Registration, the reasonable fees and disbursements of one counsel for the sellers of Registrable Securities in an aggregate amount not to exceed $25,000 (but excluding any Selling Expenses), are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, as well as fees and disbursements of counsel, if any, for the sellers of Registrable Securities are called “Selling Expenses.”
     Holdings will pay all Registration Expenses in connection with any registration statement filed hereunder, and the Selling Expenses in connection with each such registration statement shall be borne by the participating sellers in proportion to the number of Registrable Securities sold by each or as they may otherwise agree.
9. Indemnification and Contribution.
     (a) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to the terms of this Agreement, Holdings will indemnify and hold harmless and pay and reimburse, each seller of such Registrable Securities thereunder, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant hereto or any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation of the Securities Act or any state securities or blue sky laws and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that Holdings will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon Holdings’ reliance on an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.
     (b) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant hereto each seller of such Registrable Securities thereunder, severally and not jointly, will indemnify and hold harmless Holdings, each person, if any, who controls Holdings within the meaning of the Securities Act, each officer of Holdings who signs the registration statement, each director of Holdings, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which Holdings or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon reliance on any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act pursuant hereto or any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Holdings and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to Holdings by such seller specifically for use in such registration statement or prospectus, and provided, that the liability of each seller hereunder shall be limited to the proceeds received by such seller from the sale of Registrable Securities covered by such registration statement. Notwithstanding the foregoing, the indemnity provided in this Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of such indemnified party and provided further, that Holdings shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in such registration statement, which untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the registration statement and the undersigned indemnitees thereafter fail to deliver or cause to be delivered such registration statement as so amended or supplemented prior to or currently with the sale of the Registrable Shares to the person asserting such loss, claim, damage or liability (or actions in respect thereof) or expense after Holdings has furnished the undersigned with the same.
     (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 9 and shall only relieve it from any liability which it may have to such indemnified party under this Section 9 if and to the extent the indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based upon written advise of its counsel that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.
     (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Securities exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 9; then, and in each such case, Holdings and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and Holdings is responsible for the remaining portion; provided, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered by it pursuant to such registration statement and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.
10. Changes in Capital Stock. If, and as often as, there is any change in the capital stock of Holdings by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue as so changed.

11. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, or pursuant to a registration on Form S-3, at all times after ninety (90) days after any registration statement covering a public offering or resale of securities of Holdings under the Securities Act shall have become effective, Holdings agrees to:
     (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;
     (b) file with the Commission in a timely manner all reports and other documents required of Holdings under the Exchange Act; and
     (c) furnish to each holder of Registrable Securities forthwith upon request a written statement by Holdings as to its compliance with the reporting requirements of such Rule 144 and of the Exchange Act, a copy of the most recent annual or quarterly report of Holdings, and such other reports and documents so filed by Holdings as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Registrable Securities without registration.
12. Assignment of Registration Rights. The rights to have Holdings register Registrable Securities pursuant to this Agreement may be assigned by the Shareholders to transferees or assignees of such securities; provided, that the transferees or assignees have acquired the Registrable Securities from the Shareholder in a transaction exempt from the registration requirements of applicable federal and state securities laws; that Holdings is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and provided further that the transferee or assignee of such rights assumes in writing the obligations of such holder under this Agreement. The term “Shareholders” as used in this Agreement shall include such permitted assigns.
13. Miscellaneous.
     (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Registrable Securities), whether so expressed or not.
     (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed (i) if to Holdings, at 400 Corporate Pointe, Suite 525, Culver City, CA 90230; (ii) if to any other party hereto, at the address of such party set forth beneath such party’s signature to this Agreement; and (iii) if to any subsequent holder of Registrable Securities, to it at such address as may have been furnished to Holdings in writing by such holder; or, in any case, at such other address or addresses as shall have been furnished in writing to Holdings (in the case of a holder of Registrable Securities) or to the holders of Registrable Securities (in the case of Holdings) in accordance with the provisions of this paragraph.

     (c) This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and to be performed wholly within said State.
     (d) Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement of any matter related hereto shall be brought in the courts of the State of California and County of Los Angeles or in the United States District Court for the Central District of California, and, by execution and delivery of this Agreement, each of the parties hereto accepts for itself and himself the process in any such action or proceeding by the mailing of copies of such process to it or him, at its or his address as set forth in paragraph 10(b) and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each party hereto irrevocably waives to the fullest extent permitted by law any objection that it or he may now or hereafter have to the laying of the venue of any judicial proceeding brought in such courts and any claim that any such judicial proceeding has been brought in an inconvenient forum. The foregoing consent to jurisdiction shall not constitute general consent to service of process in the State of California for any purpose except as provided above and shall not be deemed to confer rights on any person other than the respective parties to this Agreement.
     (e) This Agreement may not be amended or modified without the written consent of Holdings and the holders of at least a majority of the Registrable Securities.
     (f) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof. No waiver shall be effective unless and until it is in writing and signed by the party granting the waiver.
     (g) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     (h) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of this 8th day of August, 2007.

HOLDINGS:

PROSPECT MEDICAL HOLDINGS, INC.

By:	/s/ Jacob Y. Terner

Name:	Jacob Y. Terner, M.D.
Title:	Chief Executive Officer

SHAREHOLDERS:

David & Alexa Topper Family Trust, U/D/T September 29, 1997
/s/ Samuel S. Lee

Samuel S. Lee
/s/ David R. Topper

David R. Topper,

Trustee

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